Exhibit 16.1

December 2, 2021

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Brain Scientific Inc. relating to the event described under Item 4.01 of Form 8-K dated December 2, 2021, and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler, Gibb & Associates, LLC

Draper, UT